Exhibit 99.1

EXTENDED STAY AMERICA ANNOUNCES THIRD QUARTER 2013 RESULTS

- RevPAR Increases 8.9% -

- Hotel Operating Margin Expands 230 Basis Points -

- Successfully Raises Gross Proceeds of $649.8 Million in Initial Public Offering –

CHARLOTTE, N.C. – December 18, 2013 (BUSINESS WIRE) — Extended Stay America, Inc. (NYSE: STAY) (the “Company”), the largest owner/operator of company-branded hotels in North America, today announced results for the third quarter ended September 30, 2013. Paired Shares of Extended Stay America, Inc.’s common stock and ESH Hospitality, Inc.’s Class B common stock began trading on the NYSE on November 13, 2013. The Company completed its initial public offering (“IPO”) and related transactions on November 18, 2013 and has provided financial results for its predecessor for the third quarter 2013 in its 10-Q filed concurrently with this release.

Consolidated and Combined Third Quarter 2013 Highlights Compared to 2012

•	Revenue totaled $313.7 million compared to $281.4 million, an increase of 11.5%

•	RevPAR grew to $44.09, an increase of 8.9%

•	Hotel operating margin[1] increased approximately 230 basis points

•	Net income of $46.6 million compared to $33.3 million

•	Adjusted EBITDA[1] of $150.1 million compared to $125.8 million, an increase of 19.3%

•	Extended Stay’s ranking improved to the second best lodging value for mid-priced extended stay category by Business Travel News[2]

Consolidated and Combined Nine Months 2013 Highlights Compared to 2012

•	Revenue totaled $864.0 million compared to $760.9 million, an increase of 13.6%

•	RevPAR grew to $40.98, an increase of 11.5%

•	Hotel operating margin[1] increased approximately 200 basis points

•	Net income of $98.0 million compared to $55.3 million

•	Adjusted EBITDA[1] of $398.1 million compared to $329.1 million, an increase of 21.0%

[1]	See “Disclosure Regarding Non-GAAP Financial Measures” herein for a reconciliation of the non-GAAP measures included herein (i.e., Adjusted EBITDA and hotel operating margin).
[2]	Source Business Travel News - 2013 Hotel Chain Survey, October 14, 2013. Mid-price extended stay category

Extended Stay America’s Chief Executive Officer, Jim Donald commented, “This quarter we continued to build on the foundation we put in place over the past 18 months. Our initiatives to drive improved cash flow and earnings have resulted in seven consecutive quarters of revenue and adjusted EBITDA growth. While the full effects of our plan have yet to be realized, the results from the renovation projects we have completed are starting to contribute meaningfully to our results. Furthermore, the benefits of our improved customer service, re-branding and renovation projects were reflected by our improved ranking, from third to second place, in Business Travel News’ 2013 Hotel Chain Survey for mid-priced extended stay business travel.”

“With the completion of our initial public offering in November, we are now the largest publicly-traded integrated hotel owner and operator in North America”, continued Mr. Donald. “As we move forward, we are focused on strengthening our position as a leading brand in the lodging industry by providing our guests with great service and strong value. With our increased financial flexibility and strong operating metrics, Extended Stay is well positioned to create value for our shareholders over the long-term.”

Financial and Operating Results

Revenue for the three months ended September 30, 2013 increased 11.5% over the comparable period in 2012 to $313.7 million and included a net benefit of $6.5 million or approximately 2.1% derived from the Company’s acquisition of 17 hotels in December 2012. For the nine months ended September 30, 2013, revenue increased 13.6% over the comparable period in 2012, and included $21.0 million or approximately 2.4% net benefit derived from the acquisitions.

Revenue per available room (“RevPAR”) for the three months ended September 30, 2013 increased 8.9% over the comparable period in 2012, driven by an increase in average daily rate (“ADR”) of 9.3% and a slight decrease in occupancy to 78.7% as compared to 79.0% in the comparable period in 2012. ADR growth was driven primarily by a combination of price increases and a shift in customer mix toward higher profit generating guests.

For the nine months ended September 30, 2013, RevPAR increased 11.5% over the comparable period in 2012, driven by an increase in ADR of 10.2% and an increase in occupancy from 74.5% to 75.5%.

Hotel operating margin for the three months ended September 30, 2013 increased 230 basis points over the comparable period in 2012 to 54.3%. Results for the quarter include additional costs associated with the completed roll-out of grab-and-go breakfast of $2.1 million or approximately 60 basis points. Rollout of grab-and-go breakfast was completed in all Extended Stay hotels in the first quarter of 2013. Despite the costs associated with the successful roll-out of grab-and-go breakfast and certain other operating expenses associated with service enhancements, the Company was able to drive significant margin expansion. Operating margin flow-through, defined as the change in hotel operating profit divided by the change in total room and other hotel revenues, was approximately 72.3%.

For the nine months ended September 30, 2013, hotel operating margin increased 200 basis points over the comparable period in 2012 to 53.0%. Results on a nine months basis include additional costs associated with the completed roll-out of grab-and-go breakfast of $7.2 million or approximately 80 basis points, as well as cost increases in other hotel operating expenses. Operating margin flow-through was approximately 66.3%.

Net income for the three months ended September 30, 2013 was $46.6 million, compared to $33.3 million in the comparable period in 2012. For the nine months ended September 30, 2013, net income was $98.0 million, compared to $55.3 million in the comparable period in 2012.

Adjusted EBITDA for the three months ended September 30, 2013, increased $24.2 million to $150.1 million, representing a 19.3% increase over the comparable period in 2012. For the nine months ended September 30, 2013, Adjusted EBITDA increased $69.1 million to $398.1 million, representing an increase of 21.0%.

Initial Public Offering

On November 18, 2013, the Company completed its initial public offering of 32,487,500 Paired Shares at a price to the public of $20.00 per Paired Share, or gross proceeds of $649.8 million, which included 4,237,500 Paired Shares issued upon the exercise in full of the underwriters’ option to purchase additional Paired Shares. Each Paired Share consists of one share of common stock of the Company and one share of Class B common stock of ESH Hospitality, Inc. which trades as a single unit.

The Company deposited net proceeds of $583.7 million in escrow for the purpose of repaying approximately $574.6 million of its mezzanine debt and approximately $9.1 million in prepayment penalties. The Company has repaid $270.0 million of mezzanine debt to date from the escrow, and intends to repay an additional $304.6 million from the escrow as well as $140.4 million from existing cash prior to the end of 2013, totaling $715.0 million of mezzanine debt pay down. After giving effect to these repayments, total mortgage and mezzanine loans payable are expected to be approximately $2.9 billion.

Peter Crage, Chief Financial Officer, stated, “With the capital raised from our recent IPO, our balance sheet has been significantly strengthened. In addition, our business model has been generating strong and improving margins and cash flow, which allows us significant flexibility as we allocate our capital. The next phase of our renovation program involving over 90 hotels began in the fourth quarter of 2013 and will be completed by the end of the first quarter of 2014. This phase will represent nearly twice the number of hotels that we have previously renovated in any prior phase of our renovation program. Given that prior phases have delivered attractive returns with additional benefits from prior capital expenditures still to be realized, we believe these capital expenditures will provide additional earnings growth as we move forward, although they may have a short term impact due to displacement. Our capital strength and flexibility can support both our internal growth and an ongoing reduction of our debt while providing improving dividend coverage in our efforts to create value for our shareholders.”

Disclosure Regarding Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, hotel operating profit and hotel operating margin, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance. The Company believes EBITDA, Adjusted EBITDA, hotel operating profit and hotel operating margin provide a meaningful perspective of the underlying operating performance of the Company’s current business. EBITDA, Adjusted EBITDA, hotel operating profit and hotel operating margin are not recognized terms under GAAP. Because certain companies do not calculate EBITDA, Adjusted EBITDA, hotel operating profit and hotel operating margin in the same way and certain other companies may not perform such calculation, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net income. The Company’s presentation of EBITDA, Adjusted EBITDA, hotel operating profit and hotel operating margin does not replace the presentation of the Company’s financial results in accordance with GAAP.

Forward Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, including information related to future financial performance and flexibility, debt pay down and dividend growth, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Prospectus filed with the SEC on November 13, 2013 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

The Company has 684 locations in operation in the U.S. and Canada comprising approximately 75,900 rooms. The Company owns and operates hotels under the core brand Extended Stay America®, which serves the mid-priced extended stay segment, and other brands. It is the largest owner/operator of company-branded hotels in North America and employs approximately 10,400 employees in its hotel properties and headquarters. Visit www.extendedstay.com for more information about the Company and its services.

Contacts

Investors:

Kay Sharpton

(980) 345-1546

investorrelations@extendedstay.com

Media Contacts:

Media: Terry Atkins

(980) 345-1648

tatkins@extendedstay.com

ESH HOSPITALITY LLC AND SUBSIDIARIES AND ESH HOSPITALITY STRATEGIES LLC AND SUBSIDIARIES (COMPANY PREDECESSOR)

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(In thousands)

(Unaudited)

Three Months Ended September 30,				Nine Months Ended September 30,
2013	2012	% Variance		2013	2012	% Variance
			REVENUES:
$308,077	$274,111	12.4%	Room revenues	$849,654	$740,616	14.7%
5,297	4,717	12.3%	Other hotel revenues	13,562	12,799	6.0%
279	2,545	-89.0%	Management fees, license fees and other revenues	830	7,492	-88.9%

313,653	281,373	11.5%	Total revenues	864,046	760,907	13.6%

			OPERATING EXPENSES:
144,931	134,387	7.8%	Hotel operating expenses	408,019	369,855	10.3%
24,534	22,581	8.6%	General and administrative expenses	68,678	67,072	2.4%
42,669	33,183	28.6%	Depreciation and amortization	124,523	93,040	33.8%
185	1,758	-89.5%	Managed property payroll expenses	565	5,165	-89.1%
—	—	n/a	Restructuring expenses	605	5,763	-89.5%
—	—	n/a	Acquisition transaction expenses	110	—	n/a
1,942	—	n/a	Impairment of long-lived assets	3,330	—	n/a

214,261	191,909	11.6%	Total operating expenses	605,830	540,895	12.0%

643	41	1468.3%	OTHER INCOME	659	734	-10.2%

100,035	89,505	11.8%	INCOME FROM OPERATIONS	258,875	220,746	17.3%

53,036	53,244	-0.4%	INTEREST EXPENSE	157,937	158,842	-0.6%

(26)	(103)	-74.8%	INTEREST INCOME	(86)	(256)	-66.4%

47,025	36,364	29.3%	INCOME BEFORE INCOME TAXES	101,024	62,160	62.5%

447	3,087	-85.5%	INCOME TAX EXPENSE	2,990	6,845	-56.3%

46,578	33,277	40.0%	NET INCOME	98,034	55,315	77.2%

(422)	(141)	199.3%	NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(860)	93	-1024.7%

$46,156	$33,136	39.3%	NET INCOME ATTRIBUTABLE TO CONTROLLING INTERESTS	$97,174	$55,408	75.4%

					September 30,	December 31,
					2013	2012
			Balance Sheet Data:
			Cash and cash equivalents		$163,512	$103,582
			Restricted Cash		$147,685	$61,613
			Total assets		$4,612,173	$4,491,734
			Mortgage loans and mezzanine loans		$3,605,521	$3,605,708
			Total combined equity		$833,606	$752,815

ESH HOSPITALITY LLC AND SUBSIDIARIES AND ESH HOSPITALITY STRATEGIES LLC AND SUBSIDIARIES (COMPANY PREDECESSOR)

NON-GAAP FINANCIAL MEASURES

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended September 30,					Nine Months Ended September 30,
2013		2012			2013		2012
$46,578		$33,277		Net income	$98,034		$55,315
53,010		53,141		Interest expense, net	157,851		158,586
447		3,087		Income tax expense	2,990		6,845
42,669		33,183		Depreciation and amortization	124,523		93,040

142,704		122,688		EBITDA	383,398		313,786
—		—		Restructuring expenses	605		5,763
—		—		Acquisition transaction expenses	110		—
1,942		—		Impairment of long-lived assets	3,330		—
642		1,565		Non-cash equity-based compensation	3,388		3,172
4,781	(1)	1,583	(2)	Other expenses	7,277	(3)	6,329	(4)

$150,069		$125,836		Adjusted EBITDA	$398,108		$329,050

19.3%				Adjusted EBITDA % growth	21.0%

(1)	For the three months ended September 30, 2013, includes costs related to preparations for our initial public offering of $3.2 million and loss on disposal of assets of $1.6 million.
(2)	For the three months ended September 30, 2012, includes costs related to preparations for our initial public offering of $0.3 million, consulting fees related to implementation of our new strategic initiatives, including services related to pricing and yield management policy, of $0.7 million and loss on disposal of assets of $0.6 million.
(3)	For the nine months ended September 30, 2013, includes costs related to preparations for our initial public offering of $5.3 million and loss on disposal of assets of $2.0 million.
(4)	For the nine months ended September 30, 2012, includes costs related to preparations for our initial public offering of $0.8 million, consulting fees related to implementation of our new strategic initiatives, including services related to pricing and yield management policy, of $4.7 million and loss on disposal of assets of $0.8 million.

HOTEL OPERATING MARGIN

(In thousands)

Three Months Ended							Nine Months Ended
September 30,							September 30,
2013		2012		% Variance			2013		2012		% Variance
$308,077		$274,111		12.4%		Room revenues	$849,654		$740,616		14.7%
5,297		4,717		12.3%		Other hotel revenues	13,562		12,799		6.0%

313,374		278,828		12.4%		Total hotel revenues	863,216		753,415		14.6%

143,338	(1)	133,771	(2)	7.2%		Hotel operating expenses	406,057	(3)	369,070	(4)	10.0%

$170,036		$145,057		17.2%		Hotel operating profit	$457,159		$384,345		18.9%

54.3%		52.0%		230	bps	Hotel operating margin	53.0%		51.0%		200	bps

(1)	For the three months ended September 30, 2013, excludes loss on disposal of assets of $1.6 million.
(2)	For the three months ended September 30, 2012, excludes loss on disposal of assets of $0.6 million.
(3)	For the nine months ended September 30, 2013, excludes loss on disposal of assets of $2.0 million.
(4)	For the nine months ended September 30, 2013, excludes loss on disposal of assets of $0.8 million.

KEY OPERATING METRICS

Three Months Ended September 30,				Nine Months Ended September 30,
2013	2012	% Variance		2013	2012	% Variance
682	665	2.6%	Number of hotel properties	682	665	2.6%
75,928	73,657	3.1%	Number of rooms	75,928	73,657	3.1%
78.7%	79.0%	-0.4%	Occupancy	75.5%	74.5%	1.3%
$56.01	$51.25	9.3%	ADR	$54.31	$49.28	10.2%
$44.09	$40.50	8.9%	RevPAR	$40.98	$36.74	11.5%